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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference, in the documents listed below, of our report dated June 29, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K:

    1.  Registration Statement on Form S-8 (No. 2-81419) of NIKE, Inc.;

    2.  Registration Statement on Form S-8 (No. 33-29262) of NIKE, Inc.;

    3.  Registration Statement on Form S-3 (No. 33-43205) of NIKE, Inc.;

    4.  Registration Statement on Form S-3 (No. 33-48977) of NIKE, Inc.;

    5.  Registration Statement on Form S-3 (No. 33-41842) of NIKE, Inc.;

    6.  Registration Statement on Form S-8 (No. 33-63995) of NIKE, Inc.;

    7.  Registration Statement on Form S-3 (No. 333-15953) of NIKE, Inc.; and

    8.  Registration Statement on Form S-3 (No. 333-71975) of NIKE, Inc.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon
August 29, 2000

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